Exhibit 10.2

INVESTMENT AGREEMENT

dated as of March 13, 2009

between

AMERICAN APPAREL, INC.

and

LION CAPITAL (GUERNSEY) II LIMITED

TABLE OF CONTENTS

ARTICLE I TRANSACTIONS; CLOSING		2

1.1	Transactions	2
1.2	Closing	2

ARTICLE II REPRESENTATIONS AND WARRANTIES		3

2.1	Disclosure	3
2.2	Representations and Warranties of the Company	4
2.3	Representations and Warranties of Investor	8

ARTICLE III COVENANTS		10

3.1	Filings; Other Actions	10
3.2	Access, Information and Confidentiality	11
3.3	Short Sales	12

ARTICLE IV ADDITIONAL AGREEMENTS		12

4.1	Board Representation	12
4.2	Registration Rights	15
4.3	Allocation	28

ARTICLE V MISCELLANEOUS		29

5.1	Expenses	29
5.2	Amendment; Waiver	29
5.3	Counterparts and Facsimile	29
5.4	Governing Law; Jurisdiction	29
5.5	WAIVER OF JURY TRIAL	30
5.6	Notices	30
5.7	Entire Agreement; Assignment	32
5.8	Interpretation; Other Definitions	32
5.9	Captions	33
5.10	Severability	33
5.11	No Third Party Beneficiaries	33
5.12	Time of Essence	33
5.13	Public Announcements	34
5.14	Specific Performance	34

INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	5.8(a)
Agreement	Preamble
Alternate Investor Attendee	4.1(d)
Board	1.2(b)(1)(H)
beneficially own	5.8(b)
business day	5.8(f)
Capitalization Date	2.2(a)
Closing	1.2(a)
Closing Date	1.2(a)
Common Stock	Recitals
Company	Preamble
Company Indemnitee	4.2(g)(2)
Company Preferred Stock	2.2(a)
Company Reports	2.2(c)(1)
Company Subsidiary	2.2(b)(4)
control/controlled by/under common control with	5.8(a)
Credit Agreement	Recitals
Demand Registration	4.2(a)(1)
Demanding Other Holders	4.2(a)(7)
Exchange Act	2.2(c)(1)
Existing First Lien Credit Agreement	Recitals
Existing First Lien Credit Agreement Amendment	Recitals
Existing Second Lien Credit Agreement	Recitals
Governmental Entity	2.2(b)(5)
Holder	4.2(j)(1)
Holder Indemnitee	4.2(g)(1)
Holders’ Counsel	4.2(j)(2)
HSR Act	3.1
Indemnified Party	4.2(g)(3)
Indemnifying Party	4.2(g)(3)
Information	3.2(b)
Investor	Preamble
Investor Director	4.1(a)
Investor Funds	5.8(a)
Investor Observer	4.1(a)
Issue Price	4.3
knowledge	5.8(h)
Liens	2.2(b)(4)
Loans	Recitals
material	2.1(a)
Maximum Number of Shares	4.2(a)(3)

Term	Location of Definition
person	5.8(g)
Piggyback Registration	4.2(a)(4)
Previously Disclosed	2.1(b)
register, registered and registration	4.2(j)(3)
Registrable Securities	4.2(j)(4)
Registration Expenses	4.2(j)(5)
Rule 144	4.2(j)(6)
Rule 405	4.2(j)(6)
Rule 415	4.2(j)(6)
SEC	2.1(b)
Securities	4.2(k)(7)
Securities Act	2.2(c)(1)
Selling Expenses	4.2(j)(8)
Shelf Registration Statement	4.2(a)(2)
Special Registration	4.2(i)
Subsidiary	2.2(b)(4)
Valid Business Reason	4.2(a)(1)
Voting Debt	2.2(a)
Warrant	Recitals
Warrant Stock	3.3

LIST OF EXHIBITS

Exhibit A:	Form of Warrant

Exhibit B:	Non-Compete Agreement Amendment

Exhibit C:	Lock-Up Agreement Amendment

Exhibit D:	Investment Voting Agreement

v

INVESTMENT AGREEMENT, dated as of March 13, 2009 (this “Agreement”), between American Apparel, Inc., a Delaware corporation (the “Company”), and Lion Capital (Guernsey) II Limited, a Guernsey limited company (“Investor”).

RECITALS:

WHEREAS, Investor has agreed to make loans (the “Loans”) to the Company upon the terms and conditions set forth hereinafter and in the Credit Agreement (as defined below), and the Company has agreed to issue to Investor a warrant (the “Warrant”) to purchase an aggregate of 16,000,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) upon the terms and conditions set forth hereinafter;

WHEREAS, concurrently with the execution of this Agreement, the Company, Investor, Lion Capital LLP, as administrative agent and collateral agent, and certain facility guarantors have entered into the Credit Agreement (the “Credit Agreement”), dated as of the date hereof, which provides for the making of the Loans by Investor, and the related Security Documents (as defined in the Credit Agreement), and Lion Capital LLP has entered into the Intercreditor Agreement (as defined in the Credit Agreement), as second lien collateral agent thereunder, with lenders parties to the Credit Agreement, dated as of July 2, 2007, as amended, among American Apparel (USA), LLC, the other borrowers from time to time party thereto, the facility guarantors from time to time party thereto, Bank of America, N.A., in its capacities as administrative agent and as collateral agent thereunder, Wells Fargo Retail Finance, LLC, as collateral monitoring agent, and the lenders from time to time parties thereto (the “Existing First Lien Credit Agreement”);

WHEREAS, a portion of the Loans to be made by Investor to the Company shall be used by the Company to repay in full on the Closing Date (as defined below) all outstanding amounts due and owing under the Credit Agreement, dated as of January 18, 2007, as amended, among American Apparel (USA), LLC, the facility guarantors from time to time party thereto, and SOF Investments, L.P. Private IV, as lender (the “Existing Second Lien Credit Agreement”); and

WHEREAS, as a condition and inducement to Investor’s willingness to enter into this Agreement and consummate the transactions contemplated hereby, concurrently with the execution of this Agreement, American Apparel (USA), LLC has executed and delivered to Investor Amendment No. 6 to the Existing First Lien Credit Agreement (the “Existing First Lien Credit Agreement Amendment”) which, among other things, includes the consent of the lenders parties to the Existing First Lien Credit Agreement to this Agreement and the consummation of the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

TRANSACTIONS; CLOSING

1.1 Transactions. On the terms and subject to the conditions set forth herein, Investor will (a) make the Loans to the Company in accordance with the terms and conditions set forth hereinafter and in the Credit Agreement and (b) receive from the Company the Warrant.

1.2 Closing.

(a) Subject to the satisfaction or waiver of the conditions precedent to Investor’s obligation to make the Loans to the Company set forth in Section 4.01 of the Credit Agreement, the closing (the “Closing”) of the transactions contemplated by this Agreement shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, 300 South Grand Avenue, Suite 3400, California 90071 (or such other place as the parties mutually agree), at 9:00 a.m., California time, on March 13, 2009 (or such other time as the parties mutually agree). The date of the Closing is referred to as the “Closing Date”.

(b) At the Closing:

(1) the Company will deliver to Investor:

(A)(i) a Note (as defined in the Credit Agreement), duly executed on behalf of the Company, dated the Closing Date, payable to the order of Investor in an aggregate principal amount of $75,000,000 and (ii) a Note (as defined in the Credit Agreement), duly executed on behalf of the Company, dated the Closing Date, payable to the order of Lion Capital LLP in an aggregate principal amount of $5,000,000;

(B) a Warrant to purchase 16,000,000 shares of Common Stock in the form attached as Exhibit A hereto;

(C) the Credit Agreement, the Security Documents and the Intercreditor Agreement, each duly executed by the Company;

(D) a payoff letter with respect to the Existing Second Lien Credit Agreement, in form and substance reasonably satisfactory to Investor;

(E) each of the other deliverables required to be delivered by the Company at the Closing pursuant to the Credit Agreement;

(F) an agreement, duly executed by Mr. Dov Charney, the Company and Investor, extending through December 31, 2013 the time period applicable to the various non-competition and non-solicitation covenants contained in Section 5.27(a) of the Amended and Restated Agreement and Plan of Reorganization, dated as of November 7, 2007, in the form attached as Exhibit B hereto, effective as of the Closing Date;

(G) an agreement, duly executed by Mr. Dov Charney, the Company and Investor, extending through December 31, 2013 the “Restricted Period” in the Lock-Up Agreement, dated as of December 12, 2007, in the form attached as Exhibit C hereto, effective as of the Closing Date; and

(H) an agreement, duly executed by Mr. Dov Charney and Investor, providing for each party thereto to vote for the election of certain designated individuals to the Board of Directors of the Company (the “Board”), in the form attached as Exhibit D hereto, effective as of the Closing Date.

(2) Investor will fund to the Company Loans in an aggregate amount required in accordance with the Credit Agreement, Investor will deliver to the Company the Credit Agreement, duly executed by Investor, and Lion Capital LLP will deliver to the Company the Credit Agreement, the Security Documents (as defined in the Credit Agreement) and the Intercreditor Agreement (as defined in the Credit Agreement), each duly executed by Lion Capital LLP.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Disclosure. (a) As used in this Agreement, any reference to any fact, change, circumstance or effect being “material” with respect to the Company means such fact, change, circumstance or effect is material in relation to the business, assets, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole.

(b) “Previously Disclosed” means information publicly disclosed by the Company in (1) its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended, (2) its Quarterly Reports on Form 10-Q for the quarterly periods March 31, 2008, June 30, 2008 and September 30, 2008 or (3) any of its Current Reports on Form 8-K filed or furnished since December 31, 2007, in each case, as filed or furnished by the Company with the U.S. Securities and Exchange Commission (the “SEC”) and publicly available prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature).

(c) All of the representations and warranties contained in this Article II shall terminate upon the Closing, except for the representations and warranties set forth in Sections 2.2(a), 2.2(b), 2.2(d), 2.2(e), 2.2(f), 2.3(a), 2.3(b) and 2.3(h), each of which shall survive until the first anniversary of the Closing Date. The stockholders of the Company (other than Investor) are not entitled to rely upon the representations or warranties contained herein.

2.2 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to Investor, as of the Closing Date (except to the extent expressly made only as of a specified date in which case as of such date), that:

(a) Capitalization. The authorized capital stock of the Company consists of 120,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, of the Company (the “Company Preferred Stock”). As of the close of business on March 11, 2009 (the “Capitalization Date”), there were 71,033,757 shares of Common Stock outstanding and no shares of Company Preferred Stock outstanding. Since the Capitalization Date and through the date of this Agreement, except in connection with this Agreement and the transactions contemplated hereby, the Company has not (i) issued or authorized the issuance of any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock, (ii) reserved for issuance any shares of Common Stock or Company Preferred Stock or (iii) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Common Stock or Company Preferred Stock. As of the close of business on the Capitalization Date, except in connection with this Agreement and the transactions contemplated hereby, other than (i) awards outstanding under the Company’s 2007 Performance Equity Plan in respect of which an aggregate of 11,000,000 shares of Common Stock have been reserved for issuance and (ii) as required pursuant to the warrants to purchase 1,000,000 shares of Common Stock of the Company issued to SOF Investments, L.P.—Private IV on December 19, 2008, in respect of which an aggregate of 1,000,000 shares of Common Stock have been reserved for issuance, no shares of Common Stock or Company Preferred Stock were reserved for issuance. All of the issued and outstanding shares of Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. As of the date of this Agreement, except as expressly set forth in this Section 2.2(a), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).

(b) Authorization. (1) The Company has the corporate power and authority to enter into this Agreement and to issue the Warrant and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Warrant by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and unanimously authorized by the Board. No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement or the Warrant, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby, including the authorization and issuance of the shares of Common Stock to be issued on exercise of the Warrant in accordance with the terms thereof.

(2) This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Investor, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(3) The Warrant, when executed and delivered by the Company pursuant to this Agreement, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(4) None of the execution and delivery by the Company of this Agreement and the Warrant, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with any of the provisions hereof or thereof (including, without limitation, the issuance of the shares of Common Stock to be issued on exercise of the Warrant in accordance with the terms thereof), will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, charge, adverse right or claim, security interest and other encumbrance of any kind (“Liens”) upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of

(i) the certificate of incorporation or bylaws of the Company or the certificate of incorporation, charter, bylaws or other governing instrument of any Company Subsidiary or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule, regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole, or materially and adversely affect the Company’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis. As used herein, “Subsidiary” means, with respect to any person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof; and “Company Subsidiary” means any Subsidiary of the Company.

(5) No notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local, national, multi-national, or foreign, or any agency or instrumentality, authority, department, commission, board or bureau thereof, any self-regulatory organization, or any court, arbitrator, arbitration panel or similar judicial body (each, a “Governmental Entity”), nor expiration or termination of any statutory waiting period, is necessary for the consummation by Investor of the transactions contemplated by this Agreement.

(c) Reports. (1) Since December 31, 2007, the Company and each Company Subsidiary has filed all material reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and has paid all material fees and assessments due and payable in connection therewith. As of their respective dates of filing, the

Company Reports complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the knowledge of the Company, as of the date of this Agreement, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report. In the case of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. No executive officer of the Company or any Company Subsidiary has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

(2) The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including the consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(d) Anti-takeover Provisions Not Applicable. The Board has taken all necessary action to ensure that the transactions contemplated by this Agreement and any of the transactions contemplated hereby will be deemed to be exceptions to the provisions of Section 203 of the Delaware General Corporation Law, and that any other similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law does not and will not apply to this Agreement, the acquisition or exercise of the Warrant by Investor or any of its Affiliates or any of the transactions contemplated hereby.

(e) Brokers and Finders. Except for Financo, Inc., neither the Company nor any Company Subsidiary nor any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with this Agreement or the transactions contemplated hereby.

(f) No Other Representations and Warranties. The Company acknowledges that, except for the representations and warranties contained in Section 2.3 of this Agreement, Investor makes no express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby.

2.3 Representations and Warranties of Investor. Investor hereby represents and warrants to the Company, as of the Closing Date, that:

(a) Organization and Authority. Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely affect Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis. Investor has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted, except as would not be reasonably expected to materially and adversely affect Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(b) Authorization. (1) Investor has the corporate or other power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Investor and the consummation of the transactions contemplated hereby have been duly authorized by Investor’s shareholders and board of directors and no further approval or authorization by any of its shareholders, managers or other equity owners, as the case may be, is required. This Agreement has been duly and validly executed and delivered by Investor and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of Investor enforceable against Investor in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(2) Neither the execution, delivery and performance by Investor of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Investor with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of Investor under any of the terms, conditions or provisions of (i) its memorandum of association or articles or association or similar governing documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Investor is a party or by which it may be bound, or to which Investor or any of the properties or assets of Investor may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to Investor or any of its properties or assets, except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect Investor’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(3) No notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by Investor of the transactions contemplated by this Agreement.

(c) Purchase for Investment. Investor acknowledges that the neither the issuance or sale of the Warrant, nor the issuance of the shares of Common Stock issuable upon the exercise thereof, have been registered under the Securities Act or under any state securities laws. Investor (1) is acquiring the Warrant and the shares of Common Stock issuable upon the exercise thereof pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Securities to any person, (2) will not sell or otherwise dispose of any of the Warrant or the shares of Common Stock issuable upon the exercise thereof, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws and (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Warrant and the shares of Common Stock issuable upon the exercise thereof and of making an informed investment decision. Investor has had a reasonable opportunity to ask questions of the Company and its representatives, and the Company has answered to the satisfaction of Investor all inquiries that Investor or Investor’s representatives have put to it.

(d) Financial Capability. At the Closing, Investor will have available to it an aggregate amount of immediately available funds necessary to consummate the Closing on the Closing Date on the terms and conditions contemplated by this Agreement.

(e) OFAC. Neither Investor, nor any of its shareholders nor any of their respective general partners or managers, appears on the Specially Designated Nationals and Blocked Persons list published by the Office of Foreign Assets Control, United States Department of the Treasury.

(f) Anti-Money Laundering Laws. To the knowledge of Investor, neither Investor nor any of its shareholders nor any of their respective general partners or managers: (1) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any applicable anti-money laundering laws; (2) has been assessed civil or criminal penalties under any applicable anti-money laundering laws; or (3) has had any of its funds seized or forfeited in any action under any applicable anti-money laundering laws. The manager of Investor’s shareholders has established an anti-money laundering policy and program, which includes written policies, procedures and internal controls reasonably designed to prevent, detect and report money laundering.

(g) No Short Sales. Investor represents and warrants that, since December 31, 2008, neither Investor nor, to its knowledge, any of its Affiliates has engaged in any short sale of any equity security of the Company.

(h) No Other Representations and Warranties. Investor acknowledges that, except for the representations and warranties contained in Section 2.2 of this Agreement and those contained in the Credit Agreement, the Company makes no express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby.

ARTICLE III

COVENANTS

3.1 Filings; Other Actions. The Company shall take all action necessary to ensure that the shares of Common Stock issuable upon exercise of the Warrant may be issued without violation of any applicable law, rule or regulation or any requirement of any exchange on which the Common Stock is then listed or quoted. The Company and Investor shall cooperate to take all such other actions (including the preparing and filing of a supplemental listing application as promptly as practicable after Closing, and in any event no later than three business days after the Closing, such that the shares of Common Stock into which the Warrant may be exercised will be authorized for listing on the NYSE Alternext U.S.) to the extent applicable and required to permit Investor or its Affiliates to exercise the Warrant for shares of Common Stock and to own such Common Stock without Investor or its Affiliates being in violation of any applicable law, rule or regulation or requirement for any necessary approvals or authorizations of, filings or registrations with, or notifications to, any Governmental Entity, or expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

3.2 Access, Information and Confidentiality.

(a) From the date hereof, for so long as the Loans are outstanding and held by Investor or any of its Affiliates or any Warrants are held by Investor or any of its Affiliates, the Company will permit Investor to visit and inspect, at Investor’s expense, the properties of the Company and the Company Subsidiaries, to examine the corporate books and to discuss the affairs, finances and accounts of the Company and the Company Subsidiaries with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as Investor may reasonably request. Any investigation pursuant to this Section 3.2 shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company, and nothing herein shall require the Company or any Company Subsidiary to disclose any information to the extent (i) prohibited by applicable law or regulation, (ii) that the Company reasonably believes such information to be competitively sensitive information (except to the extent Investor provides written assurances reasonably acceptable to the Company that such information shall not be used by Investor or its Affiliates to compete with the Company and Company Subsidiaries), or (iii) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any Company Subsidiary is a party or would cause a risk of a loss of privilege to the Company or any Company Subsidiary (provided that the Company shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in this clause (iii) apply).

(b) Each party to this Agreement will hold, and will cause its respective Affiliates and its and their respective directors, officers, employees, partners, stockholders, agents, advisors and financing sources to hold, in strict confidence all non-public records, books, contracts, instruments, computer data and other data and information, whether in written, verbal, graphic, electronic or any other form, including, without limitation, financial information, business plans, forecasts, retail strategies and projections or analyses, together with any and all notes, analyses, compilations, studies, interpretations or other documents prepared by or on behalf of a party hereto or its representatives that contain, reflect or are otherwise based upon, in whole or in part, such information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives prior to or after the date hereof (except to the extent that such information can be shown by a party to have been (i) previously known by such party on a non-confidential basis from a source other than the other party hereto or its representatives, provided that, to such party’s knowledge, after due inquiry, such source is not prohibited from disclosing such information to such party or its representatives by a contractual, legal or fiduciary obligation to the other party hereto or its representatives, (ii) in the public domain through no fault of such party or its representatives, (iii) independently developed by such party or on its behalf without use or reference to the Information, as shown by documents and other competent evidence in such party’s possession, or (iv) later lawfully acquired from other sources), and neither party hereto shall release or disclose such Information to any other person, except its Affiliates and its and their respective directors, officers, employees, agents, auditors, attorneys, financial advisors, consultants and other advisors. In the event that a party hereto is requested or required by law, regulation, regulatory authority or other applicable judicial or governmental order to disclose any Information concerning the other party hereto, such party shall, to the extent legally permissible, delay disclosure of such Information and (x) provide the other party with prompt written notice of such request or requirement, (y) consult with the other party and its counsel on the advisability of taking legally available steps to resist or narrow such request and (z) assist the other party, at the other party’s expense, in seeking a protective order or other appropriate remedy to limit or minimize such disclosure. If a protective order or other remedy is not obtained and such party is, based on the reasonable advice of counsel, legally required to disclose such Information, such party may disclose to the applicable tribunal only that portion of such Information that such party is so legally required to disclose and will exercise reasonable efforts, upon the other party’s written request, to obtain assurance that confidential treatment will be accorded to that portion of such Information that is being disclosed. In any event, such party and its representatives will not oppose action by the other party to obtain, at the other party’s expense, a protective order or other reliable assurance that confidential treatment will be accorded such Information to be disclosed.

3.3 Short Sales. Investor hereby agrees that, from the date hereof and for so long as Investor and its Affiliates beneficially own more than 6,000,000 shares of Common Stock issued or issuable upon exercise of the Warrant (“Warrant Stock”), neither Investor nor any of its Affiliates shall engage in any transaction which constitutes a “naked short sale,” “short sale” or “short against the box” (as those terms are generally understood) with respect to any equity or debt securities of the Company; provided that, for the avoidance of doubt, nothing herein shall be construed to prohibit Investor or any of its Affiliates from engaging in any collar transaction or any other hedging transaction with embedded options that allows Investor or such Affiliate to hedge certain economic risks and/or the benefits of owning any such securities of the Company without transferring directly or indirectly all of the economic risks and benefits of owning such securities.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Board Representation. (a) For so long as Investor and its Affiliates beneficially own at least 11,000,000 shares of Warrant Stock, Investor shall have the right to designate two persons for nomination for election to the Board (each such designee, an “Investor Director”). For so long as Investor and its Affiliates beneficially own at least 6,000,000 shares of Warrant Stock but less than 11,000,000 shares of Warrant Stock, Investor shall have the right to designate one Investor Director for nomination for election to the Board. In addition, except as otherwise provided in Section 4.1(f), for so long as Investor beneficially owns at least 1,000,000 shares of Warrant Stock, Investor shall have the right to designate one person as a non-voting Board observer (an “Investor Observer”).

(b) For so long as Investor has the right to designate any person for nomination for election to the Board pursuant to Section 4.1(a), the Company agrees to use its reasonable best efforts to cause the election of such person to the Board, including by (1) nominating such individual to be elected as a director as provided herein, (2) including such nomination and other required information regarding such individual in the Company’s proxy statement for its annual meeting of stockholders and (3) soliciting or causing the solicitation of proxies in connection with the election of such individual as a director.

(c) The Company shall, subject to applicable law and regulatory requirements, use its reasonable best efforts to take all necessary or desirable actions as may be required under applicable law or regulatory requirements to cause the individuals designated by Investor as the initial Investor Directors to be appointed or elected to the Board as soon as practicable but not later than the later of (1) the date which is 30 days after the Closing Date and (2) the date which is 30 days after receiving Investor’s written notice of its designees (whether such notice is received before or after the Closing Date).

(d) For so long as Investor has the right to designate any person for nomination for election to the Board pursuant to Section 4.1(a), in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of an Investor Director, Investor shall have the right to designate a replacement to fill such vacancy, and the Company, subject to applicable law, shall use its reasonable best efforts to take all necessary or desirable actions as may be required under applicable law to cause the individual designated by Investor to be appointed or elected. For so long as Investor has the right to designate any person for nomination for election to the Board pursuant to Section 4.1(a), the Company shall not take any action to cause the removal of an Investor Director without cause unless it is directed to do so by Investor, and if the Company is so directed, the Company shall use its reasonable best efforts to take all necessary or desirable actions to effect such removal and to elect a replacement Investor Director as provided in the immediately preceding sentence. In addition, for so long as Investor has the right to designate any person as an Investor Director, any such Investor Director may designate at any time an alternate (an “Alternate Investor Attendee”) to attend a meeting of the Board as a non-voting attendee in lieu of such Investor Director. In such an event, such Alternate Investor Attendee shall be entitled to attend such meeting of the Board, observe all deliberations of the Board and receive copies of materials provided to the Board, but such Alternate Investor Attendee shall not count for quorum purposes or be entitled to vote at such meeting.

(e) In respect of any newly proposed Investor Director (other than the initial Investor Directors), Investor shall notify the Company of the proposed Investor Director, in writing, a reasonable time in advance of the mailing of any proxy statement, information statement or registration statement in which any Board nominee or Board member of the Company would be named (which in the event of any proxy statement relating to an annual meeting of stockholders of the Company shall be no later than 30 days prior to the first anniversary of the mailing of the proxy statement related to the previous year’s annual meeting of stockholders), together with all information concerning such nominee reasonably requested by the Company, so that the Company can comply with applicable disclosure rules.

(f) For so long as Investor has the right to designate any person for nomination for election to the Board pursuant to Section 4.1(a), the Company shall not (1) increase the size of the Board to more than 10 directors (or 13 directors in the event the Company elects to increase the size of the Board to 12 directors in accordance with this Section 4.1(f)), or (2) amend its certificate of incorporation or bylaws in any manner (or take any similar action) that would materially and adversely affect Investor’s rights under this Section 4.1 or the Company’s ability to comply with its obligations under this Section 4.1; provided, however, not later than 30 days after the Closing Date, the Company may take all actions necessary to increase the size of the Board to 12 directors, in which case (A) Investor shall be entitled to a third Investor Director under Section 4.1(a) for so long as Investor beneficially owns at least 3,000,000 shares of Warrant Stock and (B) Investor shall not be entitled to the Investor Observer.

(g) For so long as Investor has the right to designate any person as an Investor Observer pursuant to Section 4.1(a), the Investor Observer shall be entitled to attend all meetings of the Board, observe all deliberations of the Board and receive copies of materials provided to the Board, provided that such Investor Observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board.

(h) The Company agrees to reimburse each Investor Director, any Alternate Investor Attendee and the Investor Observer for all reasonable and documented out-of-pocket expenses incurred in connection with the performance of his or her duties as an Investor Director, Alternate Investor Attendee or Investor Observer, as the case may be, including without limitation reasonable and documented out-of-pocket expenses incurred in attending meetings of the Board or any committee thereof, and each Investor Director shall be entitled to indemnification arrangements and director and officer insurance coverage equivalent to such arrangements and insurance coverage applicable to all non-employee directors of the Company or to which all non-employee directors of the Company are entitled or receive. Investor agrees that no Investor Director shall be entitled to any compensation for serving as a director of the Company.

(i) All obligations of the Company pursuant to this Section 4.1 relating to Investor Directors shall terminate immediately, and Investor shall cause the Investor Director or Investor Directors, as the case may be, to resign promptly from the Board (and the Company shall be entitled to take all action to remove the Investor Directors from the Board), when Investor no longer has the right to designate any person as an Investor Director for nomination for election to the Board pursuant to Section 4.1(a). Without prejudice to the foregoing, at any such time, the Investor Directors shall not vote or exercise any other rights or powers of office during the period pending resignation. Any vacancy created by such resignation may be filled by the Board or the stockholders of the Company in accordance with the Company’s certificate of incorporation and bylaws and applicable law.

(j) All obligations of the Company pursuant to this Section 4.1 relating to the Investor Observer shall terminate immediately, and Investor shall cause the Investor Observer to cease attending meetings of the Board (and the Company shall be entitled to take all action to prohibit such Investor Observer from attending meetings of the Board), when Investor no longer has the right to designate an Investor Observer pursuant to Section 4.1(a).

4.2 Registration Rights.

(a) Registration.

(1) Subject to the terms and conditions of this Agreement, upon the written request of Investor, which may not be delivered prior to September 13, 2009, requesting that the Company effect the registration under the Securities Act of at least $15 million of Investor’s Registrable Securities and specifying the number of Registrable Securities proposed to be sold and intended method of disposition thereof, the Company thereupon will, as expeditiously as reasonably practicable, use its reasonable best efforts to effect the registration under the Securities Act pursuant to this Section 4.2 of the Registrable Securities which the Company has been so requested to register by Investor (a “Demand Registration”); provided that in no event shall the Company be required to effect more than three Demand Registrations (each of which may involve an underwritten offering) pursuant to this Section 4.2(a)(1). The Company may include in any such registration other securities for sale for its own account or for the account of any other person. If the Board, in its good faith judgment, determines that (A) any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or similar material transaction involving the Company, in each case, which is then under consideration by the Company or (B) it would require the disclosure of material non-public information concerning the Company which at the time is not, in the good faith judgment of the Board (excluding the Investor Directors), in the best interests of the Company to disclose and is not, in the opinion of the Company’s counsel, otherwise required to be disclosed (a “Valid Business Reason”), the Company may postpone filing a registration statement relating to a Demand Registration (but not the preparation thereof) until such Valid Business Reason no longer exists, but in no event for more than 60 days during any 12-month period. The Company shall give written notice of its determination to postpone a registration statement and of the fact that the Valid Business Reason for such postponement no longer exists, in each case, promptly after the occurrence thereof. If the Company gives the Holders notice of its determination to postpone a registration statement, the Holders shall have the right, within 10 business days of receipt thereof, to withdraw their request for Demand Registration, in which case such request shall not be counted for purposes of this Section 4.2(a)(1). Notwithstanding anything to the contrary contained herein, the Company may not postpone a filing under this Section 4.2 more than once in any 12-month period.

(2) Any registration pursuant to this Section 4.2(a) may be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415. If Investor or any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 4.2(c). The underwriter(s) in any such distribution shall be selected by the Company; provided, however, that such underwriter(s) shall be approved by holders of a majority of the Registrable Securities to be distributed, such approval not be unreasonably withheld.

(3) If a Demand Registration relates to an underwritten offering, and the managing underwriters advise the Company that in their reasonable opinion the dollar amount or number of shares of Registrable Securities requested to be included in such registration and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell exceeds the maximum dollar amount or maximum number of shares which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price) (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the Registrable Securities of Investor and all other Holders who have requested registration of Registrable Securities pursuant to Section 4.2(a)(1), pro rata on the basis of the aggregate number of such securities or shares requested to be included by each such person,

(ii) second, the securities the Company proposes to sell and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

(4) Whenever the Company proposes to register any of its securities, other than a Demand Registration pursuant to Section 4.2(a)(1) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to Investor and all other Holders of its intention to effect such a registration (but in no event less than 15 days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the second business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.2(a)(4) prior to the effectiveness of such registration, whether or not Investor or any other Holders have elected to include Registrable Securities in such registration.

(5) If the registration referred to in Section 4.2(a)(4) is proposed to be underwritten, the Company will so advise Investor and all other Holders as a part of the written notice given pursuant to Section 4.2(a)(4). In such event, the right of Investor and all other Holders to registration pursuant to this Section 4.2(a) will be conditioned upon such persons’ participation in such underwriting and the inclusion of such person’s Registrable Securities in the underwriting, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and Investor.

(6) If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriter(s) advise the Company that in their reasonable opinion the dollar amount or number of securities requested to be included in such registration, taken together with the Registrable Securities as to which registration has been requested under this Section 4.2(a)(6) and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration right of other stockholders of the Company, exceeds the Maximum Number of Shares, the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell and (ii) second, Registrable Securities of Investor, all other Holders who have requested registration of Registrable Securities pursuant to Section 4.2(a)(4), and securities of any other stockholder exercising contractual piggyback registration rights, pro rata on the basis of the aggregate number of such securities or shares requested to be included by each such person, subject to the terms of this Agreement.

(7) If a Piggyback Registration relates to an underwritten primary offering on behalf of any stockholders of the Company (other than a Holder) who has exercised demand registration rights (the “Demanding Other Holders”), and the managing underwriter(s) advise the Company that in their reasonable opinion the dollar amount or number of securities requested to be included in such registration, taken together with the Registrable Securities as to which registration has been requested under this Section 4.2(a)(7), and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration right of other stockholders of the Company, exceeds the Maximum Number of Shares, the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the securities proposed to be sold by the Demanding Other Holders, if any, (ii) second, Registrable Securities of Investor, all other Holders who have requested registration of Registrable Securities pursuant to Section 4.2(a)(4), and securities of any other stockholder exercising contractual piggyback registration rights, pro rata on the basis of the aggregate number of such securities or shares requested to be included by each such person and (iii) third, the securities the Company proposes to sell, subject to the terms of this Agreement.

(b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 4.2(a)(1), the request of which as been subsequently withdrawn by Investor or requesting Holder(s) unless (1) the withdrawal is based upon material adverse information concerning the Company that the Company had not publicly revealed at least 48 hours prior to the request or that the Company had not otherwise notified Investor or Holders of at the time of such request, (2) unless the withdrawal is pursuant to receipt of the Company’s notice of its determination to postpone a registration statement for a Valid Business Reason pursuant to Section 4.2(a)(1) or (3) Investor or a majority of the Holders agree to forfeit their right to one requested registration pursuant to Section 4.2(a)(1) in which event such right shall be forfeited by all Holders.

(c) Obligations of the Company. Whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities, the Company shall, as expeditiously as reasonably practicable:

(1) Prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the registration of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become effective without unreasonable delay and remain effective for not less than 90 days or until the date on which all Registrable Securities included in such registration statement shall have been sold or shall have otherwise ceased to be Registrable Securities.

(2) Prepare and file with the SEC a prospectus or prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement and, subject to Section 4.2(c), keep such prospectus or prospectus supplement current.

(3) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(4) Furnish to the Holders and any underwriters, upon written request of such Holders and underwriters, as applicable, such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(5) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such U.S. jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(6) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(7) Give written notice to the Holders requesting registration of Registrable Securities:

(A) when any registration statement filed pursuant to Section 4.2 or any amendment thereto has been filed with the SEC and when such registration statement or any post-effective amendment thereto has become effective;

(B) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(D) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

(8) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.2(c)(7)(C) at the earliest practicable time.

(9) Cooperate with Investor to facilitate the timely delivery of Registrable Securities to be sold, which shall not bear any restrictive legends, and to enable such Registrable Securities to be issued in such denominations and registered in such names as Investor may reasonably request at least two business days prior to the closing of any sale of Registrable Securities.

(10) Upon the occurrence of any event contemplated by Section 4.2(c)(6) or 4.2(c)(7)(E), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 4.2(c)(7)(E) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s or underwriter’s possession. The total number of days that any such suspension may be in effect in any 180 day period shall not exceed 60 days.

(11) Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(12) Enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company reasonably available to participate in reasonable “road show”, similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish underwriters opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) use its reasonable best efforts to obtain “comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the registration statement) who have certified the financial statements included in such registration statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(13) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such registration statement.

(14) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the NYSE Alternext U.S., the New York Stock Exchange or the NASDAQ Stock Market, as determined by the Company; provided that the applicable listing requirements are satisfied.

(15) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, as soon as reasonably practicable include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, as reasonably required to be included therein in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(16) Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(d) Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, Investor and each other Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 180 day period shall not exceed 60 days.

(e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(f) Furnishing Information.

(1) To the extent any “free writing prospectus” (as defined in Rule 405) is used, the Company shall file with the SEC any free writing prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and retain any free writing prospectus not required to be filed.

(2) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.2(c) that Investor and/or the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(g) Indemnification.

(1) The Company agrees to indemnify each Holder and each person, if any, that controls a Holder within the meaning of the Securities Act, and their respective officers, directors, general or limited partners, members, shareholders, employees, agents, representatives and Affiliates, and each person who participates as an underwriter in an underwritten offering of Registrable Securities and each person that controls such underwriter (each, a “Holder Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Holder Indemnitee in any such case to the extent that any such loss, claim, damage, action, liability, cost and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages actions, liabilities, costs and expenses) results from an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, in reliance upon and in conformity with information furnished in writing to the Company by such Holder Indemnitee expressly for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee and shall survive the transfer of Registrable Securities by any seller.

(2) Each Holder agrees to indemnify the Company, each person, if any, that controls the Company within the meaning of the Securities Act, and their respective officers, directors, general or limited partners, members, shareholders, employees, agents, representatives and Affiliates, and each person who participates as an underwriter in an underwritten offering of Registrable Securities and each person that controls such underwriter (each, a “Company Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses

(including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Company Indemnitee expressly for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Company Indemnitee and shall survive the transfer of Registrable Securities by any seller.

(3) Promptly after receipt by any person of any notice of any loss, claim, damage, action, liability, costs of expenses in respect of which indemnity may be sought pursuant to Section 4.2(g)(1) or Section 4.2(g)(2), such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, damage, action, liability, costs of expenses; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified

Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

(4) If for any reason the indemnification provided for in Section 4.2(g)(1) or Section 4.2(g)(2) is unavailable to the Indemnified Party with respect to any losses, claims, damages, actions, liabilities, costs or expenses contemplated by Section 4.2(g)(1) and Section 4.2(g)(2) or is insufficient to hold the Indemnified Party harmless as contemplated by Section 4.2(g)(1) or Section 4.2(g)(2), as the case may be, then the Indemnifying Party shall contribute to the amount paid or payable by the indemnified party as result of such losses, claims, damages, action, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnified Party, on the one hand, and of the Indemnifying Party, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Holder Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.2(g)(4) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 4.2(g)(4). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding any provisions of this Article IV to the contrary, each Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such Holder.

(h) Assignment of Registration Rights. The rights of Investor to registration of Registrable Securities pursuant to Section 4.2(a) may be assigned by Investor, in whole or in part, to any transferee or assignee of Registrable Securities; provided, however, the transferor shall, within 10 days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned and, as a condition to the effectiveness of such transfer, such transferee or assignee shall agree in writing to be bound by all applicable obligations, and be entitled to all applicable rights, set forth in this Section 4.2 in a manner reasonably satisfactory to the Company.

(i) With respect to any underwritten offering of Registrable Securities by Investor or other Holders pursuant to this Section 4.2, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 90 days following the effective date of such offering, if requested by the managing underwriter. “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor forms) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its direct or indirect Subsidiaries or in connection with dividend reinvestment plans.

(j) As used in this Section 4.2, the following terms shall have the following respective meanings:

(1) “Holder” means Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.2(h) hereof.

(2) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(3) “register,” “registered,” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.

(4) “Registrable Securities” means the Securities (and any shares of capital stock or other equity interests issued or issuable to any Holder with respect to such Securities by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, reorganization, reclassification or similar transaction), provided that, once issued, such Securities will not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they are sold pursuant to Rule 144, (iii) they are sold in a private transaction in which the transferor’s rights under this Agreement are not assigned or, (iii) they shall have ceased to be outstanding.

(5) “Registration Expenses” mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.2, including, without limitation, all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show”, rating agency fees, the reasonable fees and disbursements of a single law firm acting as Holders’ Counsel, the reasonable fees and disbursements of the Company’s counsel, expenses of the Company’s independent accountants in connection with any regular or special reviews or audits or “comfort” letters incident to or required by any such registration, and any reasonable fees and disbursements of underwriters customarily paid by the issuers, including liability insurance if the Company so desires, but shall not include Selling Expenses.

(6) “Rule 144”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(7) “Securities” means the shares of Common Stock issuable upon the exercise of the Warrant.

(8) “Selling Expenses” mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

(k) Without limiting any of the remedies available to any Holder at law or in equity, the parties agree that the failure of the Company to effect any registration shall not result in any cash settlement of any Warrant.

4.3 Allocation. A portion of the aggregate amount funded by Investor to the Company (the “Issue Price”) shall be allocated to the Warrant and deemed to be the purchase price paid by Investor in respect of the Warrant. As promptly as practicable but in no event more than 30 days after the Closing Date, the parties shall agree in writing the allocation of the Issue Price to the Loans and to the Warrant. Neither the Company nor Investor shall take any position (whether in financial statements, tax returns, tax audits or otherwise) that is inconsistent with, and shall file all tax returns consistent with, such allocation.

ARTICLE V

MISCELLANEOUS

5.1 Expenses. Each of the parties will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement; except that the Company shall bear and, upon Investor’s request, reimburse Investor for all of the reasonable out-of-pocket expenses of Investor and its Affiliates incurred in connection with their review of the Company and its Affiliates, the negotiation and preparation of this Agreement and the funding and other actions undertaken to consummate the transactions contemplated pursuant to this Agreement (including the reasonable fees and expenses of attorneys, accountants, consultants and other advisors and HSR Act filing fees incurred by or on behalf of Investor or its Affiliates in connection with the transactions contemplated pursuant to this Agreement).

5.2 Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party (provided that Section 4.2 may be amended or waived in a writing signed by the Company and the Holder(s) of a majority of Registrable Securities (or Warrants exercisable therefor)). No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5.3 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other electronic means and such electronic signature pages will be deemed as sufficient as if physical signature pages had been delivered.

5.4 Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York. Any action against either party hereto, including any action for provisional or conservatory measures or action to enforce any judgment entered by any court in respect of any thereof, may be brought in any federal or state court of competent jurisdiction located in the Borough of Manhattan in the State of New York, and each party hereto irrevocably consents to the jurisdiction and venue in the United States District Court for the Southern District of New York and in the courts hearing appeals therefrom unless no federal subject matter jurisdiction exists, in which event, each party hereto irrevocably consents to jurisdiction and venue in the Supreme Court of the State of New York, New York County, and in the courts hearing appeals therefrom. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Agreement, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America.

5.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	If to Investor to it at:

Lion Capital (Guernsey) II Limited
PO Box 656
2nd Floor, Tudor House
Le Bordage
St Peter Port
Guernsey

GY1 3PP
Attn: Rob Jones
Telephone: +44 (0) 1481 749711
Fax: +44 (0) 1481 749749

with copies to:

Lion Capital (Americas) Inc.
888 Seventh Avenue
New York, New York 10019
Attn: Jacob Capps
Telephone: (212) 314-1903
Fax: (212) 314-1950

Lion Capital LLP
21 Grosvenor Place
London
SW1X 7HF
United Kingdom
Attn: Janet Dunlop
Telephone: +44 20 7201 2247
Fax: +44 20 7201 2222

with a copy to (which copy alone shall not constitute notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn: Kathryn King Sudol
Telephone: (212) 455-2000
Fax: (212) 455-2502

(b)	If to the Company:

American Apparel, Inc.
747 Warehouse Street
Los Angeles, California 90021-1106
Attention: General Counsel
Tel. No.: (213) 488-0266
Fax No.: (213) 201-3062

with a copy to (which copy alone shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, CA 90071
Attention: Jeffrey H. Cohen & David C. Eisman
Tel. No.: (213) 687-5288 and (213) 687-5381
Fax No.: (213) 621-5288 and (213) 621-5381

5.7 Entire Agreement; Assignment. (a) This Agreement (including the Exhibits hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof except for the Credit Agreement and each of the related Loan Documents (as defined in the Credit Agreement); and (b) this Agreement will not be assignable by operation of law (other than in connection with a merger, consolidation or similar transaction) or otherwise (any attempted assignment in contravention hereof being null and void); provided that Investor may assign all or part of its rights and obligations under this Agreement (i) to one or more Affiliates, but only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such transferee shall be included in the term “Investor”), and (ii) as provided in Section 4.2; provided, further, that no such assignment shall relieve Investor of its obligations set forth in Section 3.2(b).

5.8 Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. Any requirements contained herein based on beneficial ownership of a specific number of shares of Common Stock shall be deemed adjusted accordingly to reflect any stock split, reverse stock split or similar transaction. In addition, the following terms are ascribed the following meanings:

(a) the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person, and, with respect to Investor, shall include without limitation (i) Lion Capital Fund II, L.P., Lion Capital Fund II B, L.P. and Lion Capital Fund II SBS, L.P. (the “Investor Funds”), (ii) the general partner or manager of each Investor Fund and (iii) any other person controlling, controlled by or under common control with any of the foregoing. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(b) the term “beneficially own” has the meaning given to it in Rule 13d-3 under the Exchange Act;

(c) the word “or” is not exclusive;

(d) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”; and

(e) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(f) “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of California generally are authorized or required by law or other governmental action to close;

(g) “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act; and

(h) “knowledge” of a party means the actual knowledge of the “officers” (as such term is defined in Rule 3b-2 under the Exchange Act) of such party.

5.9 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

5.10 Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.11 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit right or remedies, except that the provisions of Section 4.2 shall inure to the benefit of the persons to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.2(h) hereof.

5.12 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

5.13 Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor Investor will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure.

5.14 Specific Performance. The parties hereby acknowledge and agree that each party would not have an adequate remedy at law for money damages, and irreparable damage would occur, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions of this Agreement against the other party, this being in addition to any other remedy to which either such party is entitled at law or in equity, and each party waives (a) the defense in any action for an injunction or other equitable relief that a remedy at law would be adequate and (b) agrees that any such action for injunctive relief or specific performance may be brought in (and hereby irrevocably submits to the jurisdiction of) any federal or state court in the State of New York.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

AMERICAN APPAREL, INC.

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	CEO & President

[Signature Page to Investment Agreement]

LION CAPITAL (GUERNSEY) II LIMITED

By:	/s/ Rob Jones
Name:	Rob Jones
Title:	Director

[Signature Page to Investment Agreement]